UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 18, 2007

Arrowhead Research Corporation

(Exact name of registrant as specified in its charter)

0-21898

(Commission File Number)

Delaware	46-0408024
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

201 South Lake Avenue, Suite 703, Pasadena California 91101-3074

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (626) 304-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Effective June 18, 2007, Arthur L. Swift, age 48, was appointed Chief Executive Officer and President of Unidym, Inc. (“Unidym”), a majority-owned subsidiary of Arrowhead Research Corporation (“Arrowhead” or the “Company”). Mr. Swift was previously employed by Transmeta Corporation (NASDAQ:TMTA), a developer of semiconductor technologies, from March 2005 to January 2007 as its Chief Executive Officer and from March 2003 to March 2005 as Senior Vice President of Marketing. From February 2002 to March 2003, Mr. Swift was Vice President of Marketing and Business Development of Summit Microelectronics, a supplier of semiconductors that manage the power functions in communications, networking, storage and server systems. Mr. Swift holds a B.S. in Electrical Engineering from The Pennsylvania State University.

Under the terms of his employment offer letter, Mr. Swift will receive a salary which equates to $335,000 annually, payable in accordance with Unidym’s normal payroll practice. Mr. Swift will be eligible to participate in an executive incentive plan when adopted by Unidym, under which Mr. Swift will be eligible to receive bonuses relating to major collaborations, partnerships and other significant company events. Mr. Swift will be paid a signing bonus of $32,000 at the time of his first regular salary payment.

Mr. Swift’s offer letter calls for the grant of an option to purchase 735,652 shares of the common stock of Unidym with one eighth (1/8) of the options vesting on first of the month containing the six month anniversary of his date of hire and the remainder vesting in 42 successive equal monthly installments on the first of each month thereafter. The offer also calls for the grant of an option to purchase 200,000 shares of Arrowhead common stock vesting on the same schedule as the Unidym option.

If terminated without cause during the first year of his employment, Mr. Swift will receive, upon signing a general release, a severance payment equal to six months salary. Should Mr. Swift be terminated without cause within one year of a change in control of Unidym, he will receive a severance payment equal to one year of his base salary, and half of his unvested options in Unidym will become fully vested.

Mr. Swift replaces Mr. Sean Olson, who was serving as President of Unidym. Mr. Olson continues as Vice President, Business Development for Arrowhead.

On June 18, 2007, Mr. John Petrovich, age 51, was appointed Interim Chief Executive Officer and President of Insert Therapeutics, Inc. (“Insert”), a majority-owned subsidiary of the Company. Since February 2005, Mr. Petrovich has been and will continue as Chief Executive Officer and President of Calando Pharmaceuticals (“Calando”), a majority owned subsidiary of the Company. This dual role is expected to continue until a new Chief Executive Officer is hired for Insert. From January 2004 to December 2006, Mr. Petrovich served as President and Chief Operating Officer of Insert. From 2000 until January 2004, Mr. Petrovich owned and operated his own business consulting firm, Neologix, under which he provided strategic and business services to Insert and other clients. Mr. Petrovich replaces Mr. Edward W. Jacobs whose employment with Insert ended on May 29, 2007.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1	Offer Letter

99.2	Press Release dated June 18, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 18, 2007

ARROWHEAD RESEARCH CORPORATION

By:	/s/ Joseph T. Kingsley
Joseph T. Kingsley,
Interim President and Chief Financial Officer